Exhibit 10.3

COMMON STOCK PURCHASE AGREEMENT

COMMON STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of April 2, 2018 (the “Effective Date”), by and between LM FUNDING AMERICA, INC., a Delaware corporation (the “Company”), and ESOUSA HOLDINGS LLC, a New York limited liability company (the “Buyer”).  Capitalized terms used herein and not otherwise defined herein are defined in Section 10 hereof.

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Buyer, and the Buyer wishes to buy from the Company, up to Five Million Dollars ($5,000,000) of the Company’s common stock, par value $0.001 (the “Common Stock”).  The shares of Common Stock to be purchased hereunder are referred to herein as the “Purchase Shares.”

NOW THEREFORE, the Company and the Buyer hereby agree as follows:

1.	PURCHASE OF COMMON STOCK.

Subject to the terms and conditions set forth in this Agreement, the Company has the right to sell to the Buyer, and the Buyer has the obligation to purchase from the Company, Purchase Shares as follows:

(a)Commencement of Purchases of Common Stock.  After the Commencement Date (as defined below), the purchase and sale of Purchase Shares hereunder shall occur from time to time upon written notices by the Company to the Buyer on the terms and conditions as set forth herein following the satisfaction of the conditions (the “Commencement”) as set forth in Sections 6 and 7 below (the date of satisfaction of such conditions, the “Commencement Date”).

(b)The Company’s Right to Require Purchases.  Subject to the terms and conditions of this Agreement, on any given Business Day after the Commencement Date (as often as every other Business Day), the Company shall have the right but not the obligation to direct the Buyer by its delivery to the Buyer of a Purchase Notice from time to time, and the Buyer thereupon shall have the obligation, to purchase the number of Purchase Shares specified in such notice, up to fifteen percent (15%) of the trading volume of the Common Stock on the Principal Market during normal trading hours for the five Business Days immediately preceding the date of such purchase (as long as such notice is delivered on or before 5:00 p.m. Eastern time on such Business Day) (each such purchase, a “Regular Purchase”) at the Purchase Price on the Purchase Date.  The Company may deliver additional Purchase Notices to the Buyer from time to time, provided however that at least five (5) Business Days have passed since the prior Purchase Date and so long as the issuance of the Purchase Shares in connection with such prior Purchase Date has been completed. The share amounts and the price per share in this Section 1(b) shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split, or other similar transaction.

(c)Payment for Purchase Shares.  For each Regular Purchase, the Buyer shall pay to the Company an amount equal to the Purchase Amount applicable to such Regular Purchase as full payment for such Purchase Shares via wire transfer of immediately available funds on the same Business Day that the Buyer receives such Purchase Shares.  All payments made under this Agreement shall be made in lawful money of the United States of America via wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement.  Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.

(d)Purchase Price Floor.  The Company and the Buyer shall not effect any sales under this Agreement on any Purchase Date where the Consolidated Closing Bid Price is less than the Floor Price.  “Floor Price” means $0.50 per share of Common Stock.

(e)Records of Purchases.  The Buyer and the Company shall each maintain records showing the remaining Available Amount at any given time and the dates and purchase amounts for each purchase, or shall use such other method reasonably satisfactory to the Buyer and the Company to reconcile the remaining Available Amount.

(f)Taxes.  The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Buyer made under this Agreement.

(g)Compliance with Principal Market Rules.  Notwithstanding anything in this Agreement to the contrary, and in addition to the limitations set forth in Section 1(d), the total number of shares of Common Stock that may be issued under this Agreement or may be issued upon conversion of the convertible note issued pursuant to that certain Securities Purchase Agreement by and between the Company and the Buyer, dated as of the Effective Date, including the Commitment Shares (as defined in Section 4(e) hereof), shall be limited to such number of shares of Common Stock that equals 19.99% of the Company’s outstanding shares of Common Stock as of the date hereof (the “Exchange Cap”), unless stockholder approval is obtained to issue more than such 19.99%.  The Exchange Cap shall be appropriately adjusted for any stock dividend, stock split, reverse stock split or similar transaction.

(h)Beneficial Ownership Limitation.  Notwithstanding anything to the contrary contained herein, the shares of Common Stock that may be sold and issued to the Buyer in accordance with this Agreement shall be limited to the extent necessary to ensure that, following such sale and issuance, the total number of shares of Common Stock then beneficially owned by the Buyer and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Buyer’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), does not exceed 4.99% of the total number of then issued and outstanding shares of Common Stock (as calculated pursuant to Section 13(d) of the 1934 Act and Rule 13d-3 promulgated thereunder).  To the extent that the limitation contained in this Section 1(h) applies, the determination of whether shares of Common Stock are issuable shall be at the sole discretion of the Buyer. In addition, a determination under this Section 1(h) as to any group status shall be determined by the Buyer in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. For purposes of this Section 1(h), in determining the number of outstanding shares of Common Stock, the Buyer may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company that contains such number of shares or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Buyer, the Company shall within three (3) Business Days confirm orally and in writing to the Buyer the number of shares of Common Stock then outstanding. By written notice to the Company, which will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, the Buyer may waive the provisions of this Section 1(h) to change the beneficial ownership limitation to such percentage as the Buyer shall determine, in its sole discretion, and the provisions of this Section 1(h) shall continue to apply. Upon such a change by a Buyer of the beneficial ownership limitation from such 4.99% limitation (as calculated pursuant to Section 13(d) of the 1934 Act and Rule 13d-3 promulgated thereunder) to such other percentage limitation, the beneficial ownership limitation may not be further waived by such Buyer without first providing the minimum notice required by this Section 1(h). Notwithstanding the foregoing, the Company shall not issue and the Buyer shall not purchase any shares of Common Stock under this Agreement if such shares proposed to be issued and sold, when aggregated with all other shares of Common Stock then owned beneficially (as calculated pursuant to Section 13(d) of the 1934 Act and Rule 13d-3 promulgated thereunder) by the Buyer and its affiliates would result in the beneficial ownership by the Buyer and its affiliates of more than 9.99% of the then issued and outstanding shares of Common Stock.

2.BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants to the Company that as of the date hereof and as of the Commencement Date:

(a)Investment Purpose.  The Buyer is entering into this Agreement and acquiring the Commitment Shares (as defined in Section 4(e) hereof) and the Purchase Shares (the Purchase Shares and the Commitment Shares are collectively referred to herein as the “Securities”), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided however, by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term.

(b)Accredited Investor Status.  The Buyer is an institutional “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D of the 1933 Act.

(c)Reliance on Exemptions.  The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(d)Information.  The Buyer has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been reasonably requested by the Buyer, including, without limitation, the SEC Documents (as defined in Section 3(f) hereof).  The Buyer understands that its investment in the Securities involves a high degree of risk.  The Buyer (i) is able to bear the economic risk of an investment in the Securities including a total loss, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and other matters related to an investment in the Securities.  The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)No Governmental Review.  The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)Transfer or Sale.  The Buyer understands that except as provided in the Registration Rights Agreement (as defined in Section 4(a) hereof): (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the  Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g)Organization.  The Buyer is a limited liability company duly organized and validly existing in good standing under the laws of the State of New York, and has the requisite organizational power and authority to own its properties and to carry on its business as now being conducted.

(h)Validity; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms, subject as to enforceability to (i) general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and (ii) public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) with regards to indemnification, contribution or exculpation. The execution and delivery of the Transaction Documents by the Buyer and the consummation by it of the transactions contemplated hereby and thereby do not conflict with the Buyer’s certificate of organization or operating agreement or similar documents, and do not require further consent or authorization by the Buyer, its managers or its members.

(i)Residency.  The Buyer is a resident of the State of New York.

(j)No Prior Short Selling.  The Buyer represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Buyer, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the 1934 Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock or any other of the Company’s securities.

3.REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Buyer that as of the date hereof and as of the Commencement Date:

(a)Organization and Qualification.  The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns more than 50% of the voting stock or capital stock or other similar equity interests) are corporations or limited liability companies duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated or organized, and have the requisite corporate or organizational power and authority to own their properties and to carry on their business as now being conducted.  Each of the Company and its Subsidiaries is duly qualified as a foreign corporation or limited liability company to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on any of: (i) the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or (ii) the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined in Section 3(b) hereof).

(b)Authorization; Enforcement; Validity.  (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and each of the other agreements entered into by the parties on the Commencement Date and attached hereto as exhibits to this Agreement (collectively, the “Transaction Documents”), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the

Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Commitment Shares and the reservation for issuance and the issuance of the Purchase Shares issuable under this Agreement, have been duly authorized by the Company’s Board of Directors or duly authorized committee thereof, do not conflict with the Company’s Amended and Restated Articles of Incorporation (as amended through the date hereof) or Bylaws (as amended through the date hereof), and do not require further consent or authorization by the Company, its Board of Directors or its stockholders (other than as contemplated by Section 1(h) hereof), (iii) this Agreement has been, and each other Transaction Document shall be on the Commencement Date, duly executed and delivered by the Company and (iv) this Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (y) general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies and (z) public policy underlying any law, rule or regulation (including any federal or states securities law, rule or regulation) with regards to indemnification, contribution or exculpation.  The Board of Directors of the Company or duly authorized committee thereof has approved the resolutions (the “Signing Resolutions”) substantially in the form as set forth as Exhibit A attached hereto to authorize this Agreement and the transactions contemplated hereby.  The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any material respect.

(c)Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (i) 10,000,000 shares of Common Stock, par value $0.001, of which as of the date hereof, 6,253,189 shares are issued and outstanding with 1,200,000 warrants issued and 226,504 options, and (ii) no shares of preferred stock, of which as of the date hereof no shares are issued and outstanding.  All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and non-assessable.  Except as disclosed in SEC Documents (as defined below), no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities of the Company or any of its Subsidiaries, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no material agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.  The Company will furnish to the Buyer upon Buyer’s written request copies of the Company’s Amended and Restated Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”).

(d)Issuance of Securities.  The Commitment Shares have been duly authorized and, upon issuance in accordance with the terms hereof, the Commitment Shares shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issuance thereof.  At least an additional 1,900,000 shares of Common Stock have been duly authorized and reserved for issuance upon future purchase as Purchase Shares under this Agreement.  Upon issuance and payment therefore in accordance with the terms and conditions of this Agreement, such Purchase Shares shall be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(e)No Conflicts.  The  execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Purchase Shares) will not (i) result in a violation of the Certificate of Incorporation, including any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company, or the Bylaws or (ii) constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result, to the Company’s knowledge, in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which could not reasonably be expected to result in a Material Adverse Effect.  Except as disclosed in Schedule 3(e), neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, including any Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock of the Company, or Bylaws or their organizational charter or bylaws, respectively.  Except as disclosed in Schedule 3(e), neither the Company nor any of its Subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible violations, defaults, terminations or amendments that could not reasonably be expected to have a Material Adverse Effect.  The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, or regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.  Except as specifically contemplated by this Agreement, reporting obligations under the 1934 Act or as required under the 1933 Act or applicable state securities laws or the filing of a Listing of Additional Shares Notification Form with the Principal Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof.  Except for reporting obligations under the 1934 Act, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date.  The Company is not subject to any notices or actions from or to the Principal Market, other than routine matters incident to listing on the Principal Market and not involving a violation of the rules of the Principal Market.  To the Company’s knowledge, the Principal Market has not commenced any delisting proceedings against the Company.

(f)SEC Documents; Financial Statements. The Company has, during the preceding 12 months, filed with the SEC all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates (except to the extent reflected in subsequent amendments thereto), the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents (except to the extent reflected in subsequent amendments thereto), at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents, in each case as subsequently amended, complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to the Creditor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made.  To the Company’s knowledge, there exists no material fact or circumstance which may cause the Company to be unable to file by April 17, 2018, its Annual Report on Form 10-K for the year ended December 31, 2017.

(g)Absence of Certain Changes.  Except as disclosed in the SEC Documents or set forth on Schedule 3(g), since December 31, 2016, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries taken as a whole.   For purposes of this Agreement, neither a decrease in cash or cash equivalents nor losses incurred in the ordinary course of the Company’s business shall be deemed or considered a material adverse change.

(h)Acknowledgment Regarding Buyer’s Status.  The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the Securities.  The Company further represents to the Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(i)Intellectual Property Rights. To the Company’s knowledge, the Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “Intellectual Property”) necessary to conduct their respective businesses as now conducted, or to the extent that the failure to own, possess, license or otherwise hold adequate rights to use Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect.  To the Company’s knowledge, none of the Company’s active and registered Intellectual Property will expire or terminate by the terms and conditions thereof within two years from the date of this Agreement which could reasonably be expected to have a Material Adverse Effect.  The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of any Intellectual Property of others and there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding Intellectual Property, which could reasonably be expected to have a Material Adverse Effect.

(j)Environmental Laws.  To the Company’s knowledge, the Company and its Subsidiaries (i) are in material compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of the environment or human health and safety and with respect to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in material compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply or receive such approvals could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(k)Title.  The Company has good and marketable title to all personal property owned by it that is material to the business of the Company free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  Any real property and facilities held under lease by the Company, to the Company’s knowledge, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

(l)Application of Takeover Protections.  The Company and its board of directors have taken or will take prior to the Commencement Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Buyer’s ownership of the Securities.

4.COVENANTS.

(a)Filing of Form 8-K and Registration Statement.  The Company agrees that it shall, within the time required under the 1934 Act, file a Current Report on Form 8-K disclosing this Agreement and the transaction contemplated hereby.  The Company shall use reasonable commercial efforts to file with the SEC on the later of (i) within twenty business days after the Company’s filing of its annual report for the fiscal year ended December 31, 2017 on Form 10-K and (ii) April 9, 2018, a new registration statement covering the sale of the Securities by the Buyer in accordance with the terms of the Registration Rights Agreement between the Company and the Buyer, dated as of the date hereof (“Registration Rights Agreement”).

(b)Blue Sky. The Company shall take such action, if any, as is reasonably necessary in order to obtain an exemption for or to qualify (i) the initial issuance of the Securities to the Buyer under this Agreement and (ii) any subsequent sale of the Securities by the Buyer, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Buyer from time to time, and shall provide evidence of any such action so taken to the Buyer at its written request.

(c)Listing.  The Company shall promptly secure the listing of all of the Securities upon each national securities exchange and automated quotation system that requires an application by the Company for listing, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) or traded (including, if at any time applicable, the OTC Bulletin Board, or the OTCQB or OTCQX market places of the OTC Markets) and shall maintain such listing, so long as any other shares of Common Stock shall be so listed.  The Company shall use its reasonable commercial efforts to maintain the Common Stock’s listing on the Principal Market in accordance with the requirements of the Registration Rights

Agreement.  Neither the Company nor any of its Subsidiaries shall take any action that would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market, unless the Common Stock is immediately thereafter traded on the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the OTC Bulletin Board, or the OTCQB or OTCQX market places of the OTC Markets.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.

(d)Limitation on Short Sales and Hedging Transactions.  The Buyer agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 10(k), the Buyer and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the 1934 Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock or any other of the Company’s securities.

(e)Issuance of Commitment Shares.  Upon the earlier of (i) on or one (1) Business Day after the date when the registration statement covering the sale of the Securities by the Buyer shall have been declared effective under the 1933 Act by the SEC and no stop order with respect to the registration statement shall be pending or threatened by the SEC or (ii) six months after the date of this Agreement, the Company shall issue to the Buyer as consideration for the Buyer entering into this Agreement such number of shares of Common Stock that would have a value equivalent to Two Hundred Thousand Dollars ($200,000) calculated using the average of volume weighted average price for the Common Stock traded on the Principal Market during normal trading hours during the three (3) Business Day period immediately preceding the date of issuance of such shares (the “Commitment Shares”). Upon Buyer’s execution and delivery of this Agreement, the Buyer’s irrevocable commitment pursuant to Section 1 hereof to purchase the Purchase Shares shall be deemed full and sufficient consideration for the Commitment Shares, and the Commitment Shares shall vest and be deemed to be earned as of the date that all parties enter into all Transaction Documents.

(f)Due Diligence.  The Buyer shall have the right, from time to time as the Buyer may reasonably deem appropriate, to perform reasonable due diligence on the Company during normal business hours and subject to reasonable prior notice to the Company.  The Company and its officers and employees shall provide information and reasonably cooperate with the Buyer in connection with any reasonable request by the Buyer related to the Buyer’s due diligence of the Company, including, but not limited to, any such request made by the Buyer in connection with (i) the filing of the registration statement described in Section 4(a) hereof and (ii) the Commencement; provided, however, that at no time is the Company required or permitted to disclose material nonpublic information to the Buyer or breach any obligation of confidentiality or non-disclosure to a third party or make any disclosure that could cause a waiver of attorney-client privilege.  Except as may be required by law, court order or governmental authority, each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information of such other party for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby.  Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party.

(g)Disposition of Securities.  The Buyer shall not sell any Securities except as provided in this Agreement, the Registration Rights Agreement and the “Plan of Distribution” section of the prospectus included in the Registration Statement.  The Buyer shall not transfer any Securities except pursuant to sales described in the “Plan of Distribution” section of the prospectus included in the Registration Statement or pursuant to Rule 144 under the 1933 Act.  In the event of any sales of Securities pursuant to the Registration Statement, the Buyer will (i) effect such sales pursuant to the “Plan of Distribution” section of the prospectus included in the Registration Statement, and (ii) will comply with all applicable prospectus delivery requirements.

(h)Restriction on Issuance of Additional Securities.  The Company shall not have issued any Common Stock or securities convertible or exchangeable into Common Stock for a period of 90 days immediately following the later of the Effective Date or any Purchase Date, or within a 90-day period immediately prior to any Purchase Date except for (i) issuances pursuant to acquisitions, joint ventures, license arrangements, leasing arrangements and similar transaction arrangements, or (ii) the exercise of preexisting rights under financing agreements, including issuances pursuant to prior equity lines and warrants or preferred shares currently outstanding; provided, however, that the Company shall not have modified the terms of any financing agreements or warrants to increase the number of securities that are existing or reduce the conversion or exercise price, as applicable, except as provided in such financing agreements or warrants, or (iii) shares of Common Stock issued to affiliates, employees or consultants of the Company pursuant to an equity incentive plan of the Company.   The Company agrees that, without prior consent of the Buyer, during the period when the Buyer still owns the Commitment Shares and Purchase Shares, the Company will not issue any floating conversion rate or variable priced securities convertible into Common Stock if such convertible securities shall have no floor price associated therewith.

(i)Activity Restrictions.  For so long as the Buyer or any of its Affiliates holds any Securities, neither the Buyer nor any Affiliate will: (i) vote any shares of Common Stock owned or controlled by it, solicit any proxies, or seek to advise or influence any Person with respect to any voting securities of the Company; (ii) engage or participate in any actions, plans or proposals which relate to or would result in (a) acquiring additional securities of the Company, alone or together with any other Person, which would result in beneficially owning or controlling, or being deemed to beneficially own or control, more than 9.9% of the total outstanding Common Stock or other voting securities of the Company, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Company, (c) a sale or transfer of a material amount of assets of the Company, (d) any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of the Company, (f) any other material change in the Company’s business or corporate structure, (g) changes in the Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any Person, (h) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Act, or (j) any action, intention, plan or arrangement similar to any of those enumerated above; or (iii) request the Company or its directors, officers, employees, agents or representatives to amend or waive any provision of this Section.

5.TRANSFER AGENT INSTRUCTIONS.

So long as the Buyer complies with its obligations in Section 4(g), all of the Purchase Shares to be issued under this Agreement shall be issued without any restrictive legend unless the Buyer expressly consents otherwise.  The Company shall issue irrevocable instructions to the Transfer Agent, and any subsequent transfer agent, to issue Common Stock in the name of the Buyer for the Purchase Shares (the “Irrevocable Transfer Agent Instructions”).  On or promptly after the date when the registration statement covering the sale of the Securities by the Buyer shall have been declared effective under the 1933 Act by the SEC and no stop order with respect to the registration statement shall be pending or threatened by the SEC, the Company shall deliver to the Transfer Agent an instruction with respect to the issuance of the Commitment Shares.

6.	CONDITIONS TO THE COMPANY’S RIGHT TO COMMENCE
SALES OF SHARES OF COMMON STOCK UNDER THIS AGREEMENT.

The right of the Company hereunder to commence sales of the Purchase Shares is subject to the satisfaction of each of the following conditions on or before the Commencement Date (the date that the Company may begin sales of Purchase Shares):

(a)	The Buyer shall have executed each of the Transaction Documents to which the Buyer is a party and delivered the same to the Company; and

(b)

A registration statement covering the sale of the Securities by the Buyer shall have been declared effective under the 1933 Act by the SEC and no stop order with respect to the registration statement shall be pending or threatened by the SEC.

7.	CONDITIONS TO THE BUYER’S OBLIGATION TO MAKE PURCHASES OF SHARES OF COMMON STOCK.

The obligation of the Buyer to buy Purchase Shares under this Agreement is subject to the satisfaction of each of the following conditions on or before the Commencement Date (the date that the Company may begin sales of Purchase Shares) and once such conditions have been initially satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred:

(a)The Company shall have executed each of the Transaction Documents to which the Company is a party and delivered the same to the Buyer;

(b)The Company shall have issued to the Buyer the Commitment Shares;

(c)The Common Stock shall be listed or authorized for quotation on the Principal Market;

(d)The Board of Directors of the Company or a duly authorized committee thereof shall have adopted resolutions substantially in the form attached hereto as Exhibit A, which shall be in full force and effect without any amendment or supplement thereto as of the Commencement Date;

(e)As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting future purchases of Purchase Shares hereunder, 1,900,000 shares of Common Stock;

(f)The Irrevocable Transfer Agent Instructions, in form acceptable to the Buyer, shall have been signed by the Company and the Buyer and have been delivered to the Transfer Agent;

(g)A registration statement covering the sale of (i) all of the Commitment Shares and (ii) such number of additional Purchase Shares as reasonably determined by the Company shall have been declared effective under the 1933 Act by the SEC and no stop order with respect thereto shall be pending or threatened by the SEC.  The Company shall have prepared and delivered to the Buyer a final and complete form of prospectus, dated and current as of the Commencement Date, to be used by the Buyer in connection with any sales of any Securities, and to be filed by the Company one (1) Business Day after the Commencement Date pursuant to Rule 424(b).  The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Commitment Shares and the Purchase Shares pursuant to this Agreement in compliance with such laws;

(h)No Event of Default has occurred and is continuing, or any event which, after notice and/or lapse of time, would become an Event of Default has occurred; and

(i)On or prior to the Commencement Date, the Company shall take all necessary action, if any, and such actions as reasonably requested by the Buyer, in order to render inapplicable any control share acquisition, business combination, stockholder rights plan or poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation, that is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Buyer's ownership of the Securities.

8.	EVENTS OF DEFAULT.

An “Event of Default” shall be deemed to have occurred at any time as the following events occur:

(a)while any registration statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of such registration statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Buyer for the sale of all of the Registrable Securities (as defined in the Registration Rights Agreement), and such lapse or unavailability continues for a period of twenty (20) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period, which is not in connection with a post-effective amendment to any such registration statement or the filing of a new registration statement; provided, however, that in connection with any post-effective amendment to such registration statement or filing of a new registration statement that is required to be declared effective by the SEC, such lapse or unavailability may continue for a period of no more than sixty (60) consecutive Business Days, which such period shall be extended for up to an additional thirty (30) Business Days if the Company receives a comment letter from the SEC in connection therewith;

(b)the suspension of the Common Stock from trading for a period of five (5) Business Days;

(c)the delisting of the Common Stock from the Principal Market, and the Common Stock is not promptly thereafter trading on the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the OTC Bulletin Board or the OTCQB marketplace or OTCQX marketplace of the OTC Markets Group;

(d)the Company’s breach of any representation or warranty (as of the dates made), covenant or other term or condition under any Transaction Document if such breach would reasonably be expected to have a Material Adverse Effect and continues uncured for a period of at least ten (10) Business Days;

(e)the Company pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its and its Subsidiaries’ property, or (iv) makes a general assignment for the benefit of its creditors;

(f)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its and its Subsidiaries’ property, or (iii) orders the liquidation of the Company;

(g)if the Company is listed on a national exchange or market (excluding the OTC Markets, OTC Bulletin Board or comparable market), if at any time after the Commencement Date, the Exchange Cap is reached unless and until stockholder approval is obtained pursuant to Section 1(h) hereof; provided that the Exchange Cap shall be deemed to be reached at such time if, upon submission of a Purchase Notice under this Agreement, the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue under this Agreement without breaching the Company’s obligations under the rules or regulations of the Principal Market;

(h)the Company ceases for more than one (1) Business Day to be eligible, through its Transfer Agent, to issue and transfer shares of Common Stock electronically to third parties via the DTC FAST Program of DTC’s DWAC system; or

(i)any default under or acceleration by the lender prior to maturity of an aggregate of any Indebtedness of the Company or any of its Subsidiaries in excess of $100,000, or the occurrence or existence of any event of default for which we have received a notice from the lender under any outstanding loan or credit facility with respect to any Indebtedness of the Company or any of its Subsidiaries in excess of $100,000 in connection with a breach of a financial covenant set forth in the governing agreement of such loan or credit facility.

So long as an Event of Default has occurred and is continuing, or so long as the Consolidated Closing Bid Price is below the Floor Price, the Company may not require and the Buyer shall not be obligated or permitted to purchase any shares of Common Stock under this Agreement.

9.CERTAIN DEFINED TERMS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a)“1933 Act” means the Securities Act of 1933, as amended.

(b)“Available Amount” means initially Five Million Dollars ($5,000,000) in the aggregate which amount shall be reduced by the Purchase Amount each time the Buyer purchases shares of Common Stock pursuant to Section 1 hereof.

(c)“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(d)“Business Day” means any day on which the Principal Market is open for trading during normal trading hours (i.e., 9:30 a.m. to 4:00 p.m. Eastern Time), including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(e)“Consolidated Closing Bid Price” means the consolidated closing bid price for the Common Stock on the Principal Market as reported by the Principal Market.

(f)“Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as "Confidential," "Proprietary" or some similar designation. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

(g)“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(h)“Maturity Date” means the date that is two (2) years from the Commencement Date.

(i)“Person” means an individual or entity including any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(j)“Principal Market” means the Nasdaq Capital Market; provided however, that in the event the Company’s Common Stock is ever listed or traded on the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the OTC Bulletin Board or either of the OTCQB marketplace or the OTCQX marketplace of the OTC Markets Group, then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

(k)“Purchase Amount” means, with respect to any particular purchase made hereunder, the portion of the Available Amount to be purchased by the Buyer pursuant to Section 1 hereof as set forth in a valid Purchase Notice which the Company delivers to the Buyer.

(l)“Purchase Date” means with respect to any Regular Purchase made hereunder, the Business Day of receipt by the Buyer of a valid Purchase Notice that the Buyer is to buy Purchase Shares pursuant to Section 1(b) hereof.

(m) “Purchase Notice” shall mean an irrevocable written notice from the Company to the Buyer directing the Buyer to buy Purchase Shares pursuant to Section 1(b) hereof as specified by the Company therein at the applicable Purchase Price on the Purchase Date.

(n)“Purchase Price” means 87.5% of the lowest daily volume weighted average price of the Common Stock traded on the Principal Market during normal trading hours during the ten (10) Business Days immediately prior to the Purchase Date (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction); provided that the Company and the Buyer may agree upon a higher Purchase Price for any Purchase Amount.

(o)“Sale Price” means any trade price for the shares of Common Stock on the Principal Market during normal trading hours, as reported by the Principal Market.

(p)“SEC” means the United States Securities and Exchange Commission.

(q)“Transfer Agent” means the transfer agent of the Company as set forth in Section 10(f) hereof or such other person who is then serving as the transfer agent for the Company in respect of the Common Stock.

10.MISCELLANEOUS.

(a)Governing Law; Jurisdiction; Jury Trial.  The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders.  All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of New York, New York, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf (or other electronic reproduction) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or PDF (or other electronic reproduction) signature.

(c)Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)Entire Agreement.  This Agreement and the Registration Rights Agreement supersede all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein (including any previously executed version of this Agreement), and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in this Agreement.

(f)Notices.  Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon receipt, when sent by electronic message (provided the recipient responds to the message and confirmation of both electronic messages are kept on file by the sending party); or (iv) one (1) Business Day after timely deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

LM Funding America, Inc.

302 Knight Run Avenue

Suite 1000

Tampa, Florida 33602

Telephone:813 222 8996
Facsimile:813 221 7909
E-mail:Bruce@LMFunding.com

Attention:Bruce M. Rodgers

If to the Buyer:

ESOUSA HOLDINGS LLC

211 East 43rd Street

Suite 402
New York, NY 10017

Telephone:(646) 278-6785

Facsimile:(212) 732-1131

Attention:Rachel Glicksman, Managing Member

Email:Rachel@esousallc.com

If to the Transfer Agent:

To be determined

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party one (1) Business Day prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number, (C) electronically generated by the sender’s electronic mail containing the time, date and recipient email address or (D) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of receipt in accordance with clause (i), (ii), (iii) or (iv) above, respectively.

(g)Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, including by merger or consolidation.  The Buyer may not assign its rights or obligations under this Agreement.

(h)No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)Public Disclosure.  The Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure (including any filings with the SEC) with respect to the transactions contemplated hereby as is required by applicable law and regulations.

(j)Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)Termination.  This Agreement may be terminated only as follows:

(i)If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case, a Custodian is appointed for the Company or for all or substantially all of its and its Subsidiaries’ property, or the Company makes a general assignment for the benefit of its creditors (any of which would be an Event of Default as described in Sections 8(e) and 8(f) hereof), the Buyer will have the right, by delivering a prior five (5) Business Days’ notice to the Company, terminate this Agreement.

(ii)The Company shall have the option to terminate this Agreement for any reason or for no reason upon sending to the Buyer a one (1) Business Day prior notice without any liability whatsoever of either party to the other party under this Agreement.

(iii) This Agreement shall automatically terminate on the date that the Company sells and the Buyer purchases the full Available Amount as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement.

(iv)If by the Maturity Date, or if the Commencement has not occurred, five years after the Effective Date, for any reason or for no reason, the full Available Amount under this Agreement has not been purchased as provided for in Section 1 of this Agreement, this Agreement shall automatically terminate on such date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement.

(v)Except as set forth in Sections 10(k)(iii) and 10(k)(iv), any termination of this Agreement pursuant to this Section 10(k) shall be effected by written notice from the Company to the Buyer, or the Buyer to the Company, as the case may be, setting forth the basis for the termination hereof.

(vi)No termination of this Agreement shall affect the Company’s or the Buyer’s rights or obligations under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.

(l)No Financial Advisor, Placement Agent, Broker or Finder.  The Company represents and warrants to the Buyer that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby.  The Buyer represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby.  Each party shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder engaged by such party relating to or arising out of the transactions contemplated hereby.  Each party shall pay, and hold the other party harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out of pocket expenses) arising in connection with any such claim.

(m)No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n)Failure or Indulgence Not Waiver.  No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

[Signatures are on next page.]

IN WITNESS WHEREOF, the Buyer and the Company have caused this Common Stock Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

LM FUNDING AMERICA, INC.

By:____/s/ Bruce Rodgers

Name:   Bruce Rodgers, Esq.

Title:     Chief Executive Officer

BUYER:

ESOUSA HOLDINGS LLC

By:__/s/ Rachel Glicksman

Name:  Rachel Glicksman

Title:    Managing Member

[Signature Page to Common Stock Purchase Agreement]

Schedule 3(g)

Absence of Certain Changes

1.As part of its year-end assessment for the twelve months ended December 31, 2017, the Company determined the collectability of a related party receivable and determined it more likely than not that it was not collectible.  As such, it reserved the entire $1.4 million outstanding balance of the Due from related party at December 31, 2017 which will be reported as an expense on the Consolidated Statement of Operations for the twelve month period ended December 31, 2017.

2.The Company is a defendant in an action entitled Solaris at Brickell Bay Condominium Association, Inc. v. LM Funding, LLC, which was brought before the Circuit Court of the Eleventh Judicial Circuit, Miami-Dade Civil Division on July 31, 2014. On August 4, 2017, an order by the court was entered on Plaintiff’s Motion for Preliminary Approval of Class Action Settlement Agreement. The motion of the Plaintiff, Solaris at Brickell Bay Condominium Association, Inc., individually and on behalf of the certified plaintiff class (“Plaintiffs”), for approval of the Class Action Settlement Agreement with Defendant LM Funding, LLC was granted. LMF, despite its belief that it is not liable for the claims asserted and has good defenses thereto, has nevertheless agreed to enter into this Agreement in order to: (1) avoid any further expense, inconvenience, and distraction of burdensome and protracted litigation and its consequential negative financial effects to LMF’s  operations; (2) obtain the releases, orders, and final judgment contemplated by this Agreement; and (3) put to rest and terminate with finality all claims that have been or could have been asserted against LMF by the Class arising from the facts alleged in the Lawsuit and allow LMF to continue its operational model helping associations. In the Court of the Eleventh Judicial Circuit in and for Miami-Dade County, pursuant to the agreement subsequently reached between counsel, all required actions and deadlines set forth in the Parties’ Class Action Settlement Agreement, approved of by the Court in its Order Granting Preliminary Approval of same, dated August 3, 2017, are currently stayed. On March 1, 2018 a continuation of the abatement was granted for forty-five (45) days from the date of the order in the District Court of Appeal of Florida Third District. The Company has accrued the costs of $505,000 as part of the class action settlement agreement. The settlement amount is contingent upon the Company obtaining financing within the allotted timeframe of the settlement agreement.

EXHIBIT A

FORM OF COMPANY RESOLUTIONS

FOR SIGNING PURCHASE AGREEMENT

AND APPROVING REGISTRATION STATEMENT

WHEREAS, management has reviewed with the Board of Directors the background, terms and conditions of the transactions subject to the Common Stock Purchase Agreement (the “Purchase Agreement”) by and between the Company and ESOUSA HOLDINGS LLC (“Esousa”), including all materials terms and conditions of the transactions subject thereto, providing for the purchase by Esousa of up to Five Million Dollars ($5,000,000) of the Company’s common stock, par value $0.001 per share (the “Common Stock”); and

WHEREAS, after careful consideration of the Purchase Agreement, the documents incident thereto and other factors deemed relevant by the Board of Directors, the Board of Directors has determined that it is advisable and in the best interests of the Company to engage in the transactions contemplated by the Purchase Agreement, including, but not limited to, the issuance to Esousa as a commitment fee of such number of shares of Common Stock that would have a value equivalent to $200,000 calculated using the average of volume weighted average price for the Common Stock traded during normal trading hours during the three (3) trading day period immediately preceding the date of issuance of such shares (the “Commitment Shares”) and the issuance and sale of shares of Common Stock to Esousa up to the available amount under the Purchase Agreement (the “Purchase Shares,” and together with the Commitment Shares, the “Esousa Shares”).

WHEREAS, in connection with the transactions contemplated pursuant to the Purchase Agreement, the Company has agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) registering the resale by Esousa of the Commitment Shares (as defined in the Purchase Agreement) and the Purchase Shares (as defined in the Purchase Agreement) (collectively, the “Securities”) and to list the Securities on the Nasdaq Capital Market; and

WHEREAS, the Board of Directors has determined to approve the Registration Statement and to authorize the appropriate officers of the Company to take all such actions as they may deem appropriate to effect the offering.

Transaction Documents

NOW, THEREFORE, BE IT RESOLVED, that the transactions described in the Purchase Agreement are hereby approved and the Chief Executive Officer and Chief Financial Officer (the “Authorized Officers”) are severally authorized to execute and deliver the Purchase Agreement, and any other agreements or documents contemplated thereby including, without limitation, a registration rights agreement (the “Registration Rights Agreement”) providing for the registration of the shares of the Company’s Common Stock issuable in respect of the Purchase Agreement on behalf of Esousa, with such amendments, changes, additions and deletions as the Authorized Officers may deem to be appropriate and approve on behalf of, the Company, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

FURTHER RESOLVED, that the terms and provisions of the Registration Rights Agreement by and among the Company and Esousa are hereby approved and the Authorized Officers are authorized to execute and deliver the Registration Rights Agreement (pursuant to the terms of the Purchase Agreement), with such amendments, changes, additions and deletions as the Authorized Officer may deem appropriate and approve on behalf of, the Company, such approval to be conclusively evidenced by the signature of an

Authorized Officer thereon; and

FURTHER RESOLVED, that the Authorized Officers are authorized to execute and deliver the transfer agent instructions pursuant to the terms of the Purchase Agreement, with such amendments, changes, additions and deletions as the Authorized Officers may deem appropriate and approve on behalf of, the Company, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

Execution of Purchase Agreement

FURTHER RESOLVED, that the Company be and it hereby is authorized to execute the Purchase Agreement providing for the purchase of common stock of the Company having an aggregate value of up to $5,000,000; and

Issuance of Common Stock

FURTHER RESOLVED, that the Company is hereby authorized to issue the Commitment Shares to Esousa as Commitment Shares and that upon issuance of the Commitment Shares pursuant to the Purchase Agreement, the Commitment Shares shall be duly authorized, validly issued, fully paid and non-assessable; and

FURTHER RESOLVED, that the Company is hereby authorized to issue shares of Common Stock upon the purchase of Purchase Shares up to the available amount under the Purchase Agreement in accordance with the terms of the Purchase Agreement and that, upon issuance of the Purchase Shares pursuant to the Purchase Agreement, the Purchase Shares will be duly authorized, validly issued, fully paid and non-assessable; and

FURTHER RESOLVED, that the Corporation shall initially reserve 1,900,000 shares of Common Stock for issuance as Purchase Shares under the Purchase Agreement; and

Listing of Shares on the Nasdaq Capital Market

FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and directed to take all necessary steps and do all other things necessary and appropriate to effect the listing of the Esousa Shares on the Nasdaq Capital Market; and

Approval of Registration Statement

FURTHER RESOLVED, that the Authorized Officers be, and each of them individually hereby is, authorized and directed to prepare, execute and file with the Commission, one or more registration statements (each, a “Registration Statement,”) under the Securities Act of 1933, as amended (the “1933 Act”), including the prospectus constituting a part of each such Registration Statement, relating to the registration under the 1933 Act of the Securities.

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and directed to prepare, execute and file with the Commission all amendments, including post-effective amendments, and supplements to the Registration Statement, and all certificates, exhibits, schedules, documents and other instruments relating to the Registration Statement, as such officers shall deem necessary or appropriate (such officer’s execution and filing thereof shall be deemed to evidence conclusively such determination); and

FURTHER RESOLVED, that the execution of any Registration Statement and of any amendments and supplements thereto by the officers of the Company be, and the same hereby is, specifically authorized either personally or by the Authorized Officers as such officer’s true and lawful attorneys-in-fact and agents; and

FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and directed to cause the Company to pay all fees, costs and expenses that may be incurred by the Company in connection with any Registration Statement; and

FURTHER RESOLVED, that it is desirable and in the best interest of the Company that the Securities be qualified or registered for sale in various states; that the officers of the Company be, and each of them hereby is, authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the Securities as they may deem advisable; that said officers be, and each of them hereby is, authorized to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents, appointments of attorneys for service of process and resolutions; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the actions so taken; and

FURTHER RESOLVED, that if, in any state where the securities to be registered or qualified for sale to the public, or where the Company is to be registered in connection with the public offering of the Securities, a prescribed form of resolution or resolutions is required to be adopted by the Board of Directors, each such resolution shall be deemed to have been and hereby is adopted, and the Secretary is hereby authorized to certify the adoption of all such resolutions as though such resolutions were now presented to and adopted by the Board of Directors; and

Approval of Actions

FURTHER RESOLVED, that, without limiting the foregoing, the Authorized Officers are, and each of them hereby is, authorized and directed to proceed on behalf of the Company and to take all such steps as deemed necessary or appropriate to cause the Company to consummate the agreements referred to herein and to perform its obligations under such agreements;

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed on behalf of and in the name of the Company, to take or cause to be taken all such further actions and to execute and deliver or cause to be executed and delivered all such further agreements, amendments, documents, certificates, reports, schedules, applications, notices, letters and undertakings and to incur and pay all such fees and expenses as in their judgment shall be necessary, proper or desirable to carry into effect the purpose and intent of any and all of the foregoing resolutions, and that all actions heretofore taken by any officer or director of the Company in connection with the transactions contemplated by the agreements described herein are hereby approved, ratified and confirmed in all respects; and

FURTHER RESOLVED, that any and all actions heretofore or hereinafter taken on behalf of the Company by any of said persons or entities within the terms of the foregoing resolutions are hereby approved, ratified and confirmed in all respects as the acts and deeds of the Company.